UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2020

COCA-COLA CONSOLIDATED, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza Charlotte, NC	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 557-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	COKE	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 9, 2020, Ventures Acquisition LLC, a Delaware limited liability company (“Buyer”), which is an indirect wholly owned subsidiary of Coca-Cola Consolidated, Inc., a Delaware corporation (the “Company”), and Carolina Coca-Cola Bottling Investments, Inc., a Delaware corporation (“Seller”), which is an indirect wholly owned subsidiary of The Coca-Cola Company, a Delaware corporation, entered into a securities purchase agreement (the “Purchase Agreement”), pursuant to which Buyer agreed to purchase from Seller, and Seller agreed to sell to Buyer, all of Seller’s right, title and interest in, to and under Seller’s 22.674% general partnership interest in Piedmont Coca-Cola Bottling Partnership, a Delaware general partnership (“Piedmont”), in exchange for cash in the amount of $100.0 million. The remaining 77.326% general partnership interest in Piedmont is owned indirectly by the Company.

The Purchase Agreement contains representations and warranties, covenants and other agreements of Buyer and Seller customary for transactions of this type which survive the closing of the transactions contemplated by the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

On December 9, 2020, in accordance with the Purchase Agreement, Buyer completed the purchase of Seller’s 22.674% general partnership interest in Piedmont. Upon the completion of the purchase, Piedmont became an indirect wholly owned subsidiary of the Company.

The Company’s business consists primarily of the production, marketing and distribution of nonalcoholic beverages of The Coca-Cola Company, which is the sole owner of the secret formulas under which the primary components of its soft drink products, either concentrate or syrup, are manufactured. Accordingly, the Company routinely engages in various transactions with The Coca-Cola Company and its affiliates. The Coca-Cola Company also owns approximately 27% of the Company’s total outstanding Common Stock and Class B Common Stock on a consolidated basis, representing approximately 5% of the total voting power of the Company’s Common Stock and Class B Common Stock voting together. The Coca-Cola Company also has a designee serving on the Company’s Board of Directors. For more information about the relationship between the Company and The Coca-Cola Company, see the description thereof included under “Corporate Governance – Related Person Transactions” in the Company’s Notice of Annual Meeting and Proxy Statement for the Company’s 2020 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 23, 2020.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description	Incorporated by Reference or Filed/Furnished Herewith

99.1	Securities Purchase Agreement, dated as of December 9, 2020, by and between Carolina Coca-Cola Bottling Investments, Inc. and Ventures Acquisition LLC.	Filed herewith.

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA CONSOLIDATED, INC.

Date: December 10, 2020	By:	/s/ E. Beauregarde Fisher III
E. Beauregarde Fisher III
Executive Vice President, General Counsel and Secretary